Exhibit 5.01

                 Michener, Larimore, Swindle, Whitaker, Flowers
                        Sawyer, Reynolds & Chalk, L.L.P.
                             Attorneys & Counselors
               A Partnership Including Professional Corporations
                           3500 City Center Tower II
                         301 Commerce Street, Suite 3500
                             Fort Worth, Texas 76102


                                 July 26, 1999



Tanner's Restaurant Group, Inc.
5500 Oakbrook Parkway, Suite 260
Norcross, Georgia 30093

Re: Tanner's Restaurant Group, Inc. Registration Statement on Form SB-2 Filed July 26, 1999 (the "Registration Statement")

Ladies and Gentlemen:

We have acted as special counsel to Tanner's Restaurant Group, Inc., a Texas corporation (the "Company"), in connection with the opinions given herein for filing with the Registration Statement under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration of 174,273,631 shares of the Company's common stock, $.01 par value per share (the "Common Stock") issuable upon conversion of Series D Convertible Preferred Stock held by shareholders of the Company and upon exercise by holders of certain warrants to purchase shares of Common Stock (such Common Stock, the "Company Shares").

This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S- B under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on July 26, 1999;
(ii) the Company's Articles of Incorporation, as presently in effect; (iii) the form of Amended and Restated Stock Purchase Warrant with Sirrom Capital
Corporation; (iv) the form of Warrant Agreement with holders of Series D Convertible Preferred Stock; and (v) the form of Warrant to Purchase Common Stock of Harvest Restaurant Group, Inc. with Sterling Capital, LLC. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as forms of executed documents, certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that all parties had, the power, corporate or other, to enter into and perform all


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obligations  thereunder  and have  also  assumed  the due  authorization  by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

With respect to the issuance of the Company Shares upon conversion of the Series D Convertible Preferred Stock, we have assumed that the consideration for the issuance of each share of Series D Convertible Preferred Stock was $1,000 and the Market Value of the Common Stock (as defined in the Statement of Resolution Establishing Series of Preferred Stock for the Series D Convertible Preferred Stock) will not be less than $.0157 per share.

Members of our firm are admitted to the bar in the State of Texas, and we do not express any opinion as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the Company Shares have been duly authorized by the Board of Directors of the Company and will be validly issued, fully paid and nonassessable by the Company when certificates evidencing the applicable Company Shares shall have been duly issued in exchange for the consideration specified in and as contemplated in the warrants referenced above or the Statement of Resolution Establishing Series of Preferred Stock for the Series D Convertible Preferred Stock, as applicable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Michener, Larimore, Swindle, Whitaker, Flowers
Sawyer, Reynolds & Chalk, L.L.P.

Wayne M. Whitaker, Partner